Exhibit 32.1
Certification of Chief Executive Officer pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Laurel Capital Group, Inc.
In connection with the Quarterly Report of Laurel Capital Group, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2005 as filed with the Securities and Exchange commission on the date hereof (the “Report”), I, Edwin R. Maus, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Edwin R. Maus
Edwin R. Maus
President and Chief Executive Officer
February 14, 2006